Exhibit 16
March 6, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Gentlemen:
We have read Item 4.01 of Form 8-K dated March 6, 2009, of PFGI Capital Corporation and are in agreement with the statements contained therein.
/s/ Ernst & Young LLP

Cleveland, Ohio

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